Exhibit 99.1

 LIONHEART ACQUISITION CORPORATION II

(formerly known as Lionheart Acquisition Corp.)
BALANCE SHEET
AUGUST 18, 2020

	August 18, 2020	Pro Forma Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$2,039,384	$(600,000)	$1,439,384
Prepaid expenses	181,800	—	181,800
Total Current Assets	2,221,184	—	1,621,184

Cash held in Trust Account	200,000,000	30,000,000	230,000,000
Total Assets	$202,221,184	$29,400,000	$231,621,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued offering costs	$35,450	$—	$35,450
Promissory note – related party	140,671	—	140,671
Total Current Liabilities	176,121	—	176,121

Deferred underwriting fee payable	7,000,000	1,050,000	8,050,000
Total Liabilities	7,176,121	1,050,000	8,226,121

Commitments and Contingencies

Common stock subject to possible redemption, 19,004,506 and 21,839,506 shares at redemption value, respectively	190,045,060	28,350,000	218,395,060

Stockholders’ Equity
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,645,494 and 1,810,494 issued and outstanding (excluding 19,004,506 and 21,839,506 shares subject to possible redemption, respectively)	165	(16)	181
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 issued and outstanding	575	—	575
Additional paid-in capital	5,000,263	16	5,000,247
Accumulated deficit	(1,000)	—	(1,000)
Total Stockholders’ Equity	5,000,003	—	5,000,003
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$202,221,184	$29,400,000	$231,621,184